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                             Jay J. Shapiro, C.P.A.
                           A Professional Corporation
                            16501 Ventura Boulevard
                                   Suite 650
                            Encino, California 91436
                     Tel. (818) 990-4878 Fax (818) 990-4944

July 23, 1996

Barry Witz
Chief Executive Officer
2800 28th Street, Suite 100
Santa Monica, California 90405

I agree with the statements made by the registrant in Item #4(a) of Form 8-K of Builders Warehouse Association, Inc. dated July 23, 1996.

/s/ Jay J. Shapiro
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Jay J. Shapiro
a professional corporation


JJS:aar